UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 22, 2017

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 438-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On July 24, 2017, the Board of Directors (the “Board”) of AXT, Inc. (the “Company”) appointed Wilson Lin, Ph.D., 48, to serve as the Chief Operating Officer of the Company, effective as of the date he first commenced employment with the Company, which is August 21, 2017.  The Company issued a press release, dated August 22, 2017, regarding the appointment of Dr. Lin as Chief Operating Officer of the Company.

Prior to joining the Company, Dr. Lin served as director and Chief Executive Officer of General Photonics Corporation, a manufacturer of advanced optical polarization modules and instruments, from July 2016 to August 2017.  Prior to General Photonics, Dr. Lin held various management positions of increasing responsibility at Newport Corporation, a worldwide leader in photonics solutions, from December 2006 to June 2016, most recently as Vice President, Asia Pacific.  Dr. Lin holds a Ph.D. in physics from the City University of New York, an M.B.A. degree from the UCLA Anderson School of Management and a B.S. degree in physics from Chun-Yuan University, Taiwan.

There are no arrangements or understandings between Dr. Lin and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment offer letter, dated as of July 10, 2017 (the “Agreement”), with Dr. Lin. The Agreement has no specified term, and Dr. Lin’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Dr. Lin’s initial base salary will be $300,000 per year (the “Base Salary”) and his target bonus opportunity for 2017 will be fifty percent (50%) of his Base Salary (excluding any Salary Premium, discussed below), but with such 2017 bonus prorated based on the period during 2017 he is employed with the Company.  While Dr. Lin is employed with the Company and the majority of work is based in China (the “Assignment Period”), during the one‑year period after he starts employment with the Company (the “Start Date” and such period, the “Initial Assignment Period”), the Company will provide Dr. Lin a salary premium equal to ten percent (10%) of his Base Salary (the “Salary Premium”).  During the Initial Assignment Period, Dr. Lin also will be eligible to receive a per diem benefit of $50 per day, payable in accordance with the Company’s expatriate policy.

The Agreement provides Dr. Lin a $40,000 sign‑on bonus, which will be subject to repayment by him if, within one year of his Start Date either he resigns for any reason or the Company terminates his employment for Cause (as such term is defined in the Agreement).  During the Assignment Period, Dr. Lin will receive tax equalization benefits for the Assignment Period in the event that he is subject to income tax in both China and the U.S.  The Company will provide Dr. Lin up to twelve (12), Company‑paid, round trip airplane tickets for travel for himself (or up to three (3) such round‑trip tickets for immediately family) between China and his California residence each year during the Assignment Period.

The Agreement provides for the grant of a restricted stock award covering 120,000 shares of the Company’s common stock (the “RSA”) under the Company’s 2015 Equity Incentive Plan and the RSA award agreement.  The RSA will be scheduled to vest as to twenty-five percent (25%) of the RSA on each of the one, two, three and four year anniversaries of the vesting commencement date, subject to Dr. Lin’s continued employment with the Company.

If Dr. Lin’s employment with the Company is terminated by the Company without Cause and not as a result of his death or disability, then subject to Dr. Lin entering into and not revoking a separation agreement and release of claims in favor of the Company (the “Release”), he will receive:  (a) cash severance equal to 12 months of his then Base Salary (excluding any Salary Premium), and (b) up to 12 months of Company-paid COBRA premiums to continue his group health insurance coverage for himself and his eligible dependents.  If Dr. Lin’s employment with the Company is terminated by the Company without Cause and such termination occurs upon or within 12 months following a Change in Control (as such term is defined in 2015 Plan), then subject to Dr. Lin entering into and not revoking the Release, and in addition to the foregoing severance benefits, any unvested and outstanding portion of his then outstanding equity awards will accelerate vesting in full.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The Company and Dr. Lin intend to enter into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 31, 2014 and is incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release, dated August 22, 2017, regarding the appointment of Dr. Lin as Chief Operating Officer of the Company.  The press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.Description

10.1Employment Offer Letter, dated as of July 10, 2017, between AXT, Inc. and Wilson Lin.

99.1Press Release, dated August 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, Inc.

By:	/s/ Gary L. Fischer
Gary L. Fischer Chief Financial Officer and Corporate Secretary

Date: August 22, 2017